UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________
FORM 8-K
_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2015
_______________________
Phillips Edison Grocery Center REIT I, Inc.
(Exact name of registrant as specified in its charter)
_______________________

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 554-1110
(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The information required in Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On September 15, 2015, Phillips Edison Grocery Center REIT I, Inc., Phillips Edison Grocery Center Operating Partnership I, L.P. (the “Operating Partnership”), Bank of America, N.A., in its capacity as administrative agent, and certain other lenders, entered into a third amendment (the “Third Amendment”) to the existing credit agreement between the parties originally entered into on December 18, 2013 (as amended on March 26, 2014 and November 17, 2014, the “Credit Agreement”). The Third Amendment provides for the addition of a term loan facility and three term loan tranches with principal amounts and maturities that correspond to the three interest rate swap agreements that the Operating Partnership executed in April 2015. The first tranche of term loans has a principal amount of $100 million and matures in February 2019, subject to two twelve-month extensions at the Operating Partnership’s option. The second tranche of term loans has a principal amount of $175 million and matures in February 2020, subject to one twelve-month extension at the Operating Partnership’s option. The third tranche of term loans has a principal amount of $125 million and matures in February 2021. A maturity date extension for the first or second tranche of term loans requires the payment of an extension fee of 0.15% of the then outstanding principal amount of the corresponding tranche.
As part of the Third Amendment, certain covenants contained in the Credit Agreement were modified, including the deletion of the negative covenant with respect to investments, amendments to minimum tangible net worth requirements, and reductions to the ratio of unencumbered net operating income to interest expense on unsecured indebtedness. In addition, changes were made to reduce the capitalization rate from 7.0% to 6.75% and to make certain modifications to the definitions of (1) funds from operations, (2) the leverage ratio, (3) the secured leverage ratio, (4) total asset value and (5) unencumbered asset value.
Except as noted above, there were no other material changes to the Credit Agreement made by the Third Amendment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

Date: September 18, 2015	By:	/s/ Devin I. Murphy
Devin I. Murphy
Chief Financial Officer